2022034797 BK: 21020 PG: 1020 - 1048 29 PGS
MORTGAGE
Rec: $25.00 Cnty: $0.00 State: $0.00
August 2, 2022 02:22:57 PM
FILED IN LEXINGTON COUNTY, SC

WHEN RECORDED, RETURN TO:

Dew Claw, LLC, a Nevada limited liability company
707 H Street
Eureka, California 95501

Loan No. DC-Escalate 2
Property ID No.: 003697-01-001

MANDATORY ARBITRATION HEREIN: CERTAIN DISPUTES UNDER THIS INSTRUMENT SHALL BE REQUIRED TO BE RESOLVED BY BINDING ARBITRATION OF THE PARTIES HERETO. IF THE PARTIES CANNOT AGREE ON AN ARBITRATOR, EACH PARTY SHALL SELECT ONE ARBITRATOR AND BOTH ARBITRATORS SHALL THEN SELECT A THIRD. THE THIRD ARBITRATOR SO SELECTED SHALL ARBITRATE SAID DISPUTE. THE ARBITRATION SHALL BE GOVERNED BY THE UNIFORM ARBITRATION ACT THEN IN FORCE AND EFFECT.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING, AND SECURITY AGREEMENT

Note Amount:	**$1,360,000.00**
Property Address:	**538 St. Andrews Road, Columbia, South Carolina 29210**

FIXTURE FILING: THIS SECURITY INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. ACCORDINGLY, IN ADDITION TO ITS BEING FILED AS A MORTGAGE, IT IS FILED AND SHALL BE INDEXED AS A FINANCING STATEMENT AND FIXTURE FILINGS PURSUANT TO SECTION 36-9-502 AND RELATED PROVISIONS OF THE SOUTH CAROLINA UNIFORM COMMERCIAL CODE, S.C. CODE ANN. § 36-9-101 ET SEQ.

FUTURE ADVANCES: UNDER §29-3-50 OF THE SOUTH CAROLINA CODE OF LAWS (1976) AS AMENDED, THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES. TO THE EXTENT PROVIDED HEREIN OR IN THE LOAN DOCUMENTS, INTEREST OR DISCOUNT WILL BE DEFERRED, ACCRUED OR CAPITALIZED.

This Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the "Security Instrument" or "Mortgage") is made as of July 21, 2022, among 2EM St Andrews Rd SC, LLC, a California limited liability company ("Borrower"), whose address is 4600 Campus Drive #201, Newport Beach, California 92660; and Dew Claw, LLC, a Nevada limited liability company, as mortgagee ("Lender"), whose address is 707 H Street, Eureka, California 95501.

TRANSFER OF RIGHTS IN THE PROPERTY

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower does hereby MORTGAGE, GRANT, ASSIGN, REMISE,

BARGAIN, SELL, WARRANT, AND CONVEY to and for the benefit of Lender the Mortgaged Property, with power of sale and right of entry, subject only to the Permitted Encumbrances, to have and to hold the Mortgaged Property to Lender, its successors and assigns forever, and Borrower does hereby bind itself, its successors, and its assigns to warrant and forever defend the title to the Mortgaged Property to Lender against anyone lawfully claiming it or any part of it; provided, however, that if the Indebtedness is paid in full as and when it becomes due and payable and the Obligations are performed on or before the date they are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate; otherwise, they shall remain in full force and effect. As additional security for the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower grants to Lender a security interest in the Personalty, Fixtures, Leases, and Rents under Article Nine of the Uniform Commercial Code in effect in the state where the Mortgaged Property is located. Borrower further grants, bargains, conveys, assigns, transfers, and sets over to Lender, a security interest in and to all of Borrower's right, title, and interest in, to, and under the Personalty, Fixtures, Leases, Rents, and Mortgaged Property (to the extent characterized as personal property) to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

Borrower agrees to execute and deliver, from time to time, such further instruments, including, but not limited to, security agreements, assignments, and UCC financing statements, as may be requested by Lender to confirm the lien of this Security Instrument on any of the Mortgaged Property. Borrower further irrevocably grants, transfers, and assigns to Lender the Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS SECURITY INSTRUMENT, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

DEFINITIONS.

1. **Definitions.** For purposes of this Security Instrument, each of the following terms shall have the following respective meanings:

1.1 "**Attorneys' Fees.**" Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender in protecting its interests in the Mortgaged Property, including, but not limited to, any action for waste, and enforcing its rights under this Security Instrument.

1.2 "**Borrower.**"

1.2.1. The named Borrower in this Security Instrument;

1.2.2. The obligor under the Note, whether or not named as Borrower in this Security Instrument; and

1.2.3. Subject to any limitations of assignment as provided for in the Loan Documents, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such person.

All references to Borrower in the remainder of the Loan Documents shall mean the obligor under the Note.

1.3 **"Event of Default."** An Event of Default as defined in the Loan Agreement.

1.4 **"Fixtures."** All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code. "Fixtures" includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

1.5 **"Governmental Authority."** Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.6 **"Governmental Requirements."** Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.7 **"Impositions."** All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Security Instrument may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

1.8 **"Improvements."** Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Lender under this Security Instrument.

1.9 **"Indebtedness."** The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.9.1. The Note (including, without limitation, the prepayment premium, late payment, and other charges payable under the Note);

1.9.2. The Loan Agreement;

1.9.3. This Security Instrument and all other Loan Documents;

1.9.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.9.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Security Instrument, including, but not limited to, funds advanced to protect the security or priority of the Security Instrument; and

1.9.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.10 **"Land."** The real estate or any interest in it described in Exhibit "A" attached to this Security Instrument and made a part of it, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

1.11 **"Leases."** Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.12 **"Lender."** The named Lender in this Security Instrument and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Security Instrument, whether or not named as Lender in this Security Instrument, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such person.

1.13 **"Loan."** The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.14 **"Loan Agreement."** The Loan and Security Agreement given by Borrower evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments thereto.

1.15 **"Loan Documents."** Collectively, this Security Instrument, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the Loan.

1.16 **"Mortgaged Property."** The Land, Improvements, Fixtures, Personalty, Leases, and Rents that is described as follows:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF,

commonly known as: **538 St. Andrews Road, Columbia, South Carolina 29210**
Tax Map Number No.: 003697-01-001

together with:

1.16.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Property; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops growing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any

part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

1.16.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation, permits, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.16.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.16.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them and to give proper receipts and acquittances for them;

1.16.5. All certificates of deposit of Borrower in Lender's possession and all bank accounts of Borrower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.16.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure performance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Property, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mortgaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mortgaged Property;

1.16.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the loan secured by this Security Instrument or are required to be maintained by Borrower as provided below in this Security Instrument; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same and to give proper receipts and acquittances for such policies, and to apply the same as provided below;

1.16.8. If the Mortgaged Property includes a leasehold estate, all of Borrower's right, title, and interest in and to the lease, more particularly described in Exhibit "A" attached to this Security Instrument (the Leasehold) including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

1.16.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants' security deposits; provided, however, that if Lender acquires possession or control of tenants' security deposits Lender shall use the tenants' security deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters

of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds arising from or by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Mortgaged Property (consent to same is not granted or implied); and all proceeds (including premium refunds) payable or to be payable under each insurance policy relating to the Mortgaged Property;

1.16.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.16.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.16.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in the Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender's possession;

1.16.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.16.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.16.15. All proceeds of any of the foregoing.

As used in this Security Instrument, "Mortgaged Property" is expressly defined as meaning all or, when the context permits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.17 **"<u>Note</u>."** The Secured Note payable by Borrower to the order of Lender in the principal amount of **One Million Three Hundred Sixty Thousand and 00/100 Dollars ($1,360,000.00), which matures on August 1, 2023,** evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.18 **"<u>Obligations</u>."** Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the loan(s) secured by this Security Instrument whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender's written request, the enforcement by Borrower of any covenant by third parties to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment within 90 days after such written request is made; if the Mortgaged Property consists of or includes a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Security Instrument; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Security Instrument.

The Obligations specifically exclude the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and any guarantor of the Loan, which is not secured by this Security Instrument.

1.19 **"Permitted Encumbrances."** At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in Schedule B, with Parts I and II of an ALTA title policy to be issued to Lender following recordation of the Security Instrument; and (c) liens in favor of or consented to in writing by Lender.

1.20 **"Person."** Natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.21 **"Personalty."** All of the right, title, and interest of Borrower in and to all tangible and intangible personal property, whether now owned or later acquired by Borrower, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment property, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personalty includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, curtains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants' security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personalty also includes any other portion or items of the Mortgaged Property that constitute personal property under the Uniform Commercial Code.

1.22 **"Rents."** All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

1.23 **"Uniform Commercial Code."** The uniform commercial code as found in the statutes of the state in which the Mortgaged Property is located.

1.24 **"Water Rights."** All water rights of whatever kind or character, surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Security Instrument shall have the meaning given them in the Loan Agreement and Note, dated of even date herewith between Borrower and Lender.

UNIFORM COVENANTS

2. **Repair and Maintenance of Mortgaged Property.** Borrower shall (a) keep the Mortgaged Property in good condition and repair; (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind, except as otherwise permitted under the Leases; (c) restore and repair to the equivalent of its original condition all or any part of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from termites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Security Instrument; (d) pay or cause to be paid when due all claims for labor performed and materials furnished in connection with the Mortgaged Property and not permit any mechanics' or materialman's lien to arise against the Mortgaged Property or furnish a loss or liability bond against such mechanics' or materialman's lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g) not abandon the Mortgaged Property; (h) cultivate, irrigate, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Security Instrument.

3. **Use of Mortgaged Property.** Unless otherwise required by Governmental Requirements or unless Lender otherwise provides prior written consent, Borrower shall not change, nor allow changes in, the use of the Mortgaged Property from the current use of the Mortgaged Property as of the date of this Security Instrument. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's prior written consent.

4. **Condemnation and Insurance Proceeds.**

4.1 **Assignment to Lender.** Subject to the right of Borrower to collect Rents, damages and insurance proceeds as set forth herein, the proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, regardless of whether Lender's security is impaired. All causes of action, whether accrued before or after the date of this Security Instrument, of all types for damages or injury to the Mortgaged Property or any part of it, or in connection with any transaction financed by funds lent to Borrower by Lender and secured by this Security Instrument, or in connection with or affecting the Mortgaged Property or any part of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such

cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $2,000.00 or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may join Borrower in adjusting any loss covered by insurance. Borrower covenants and agrees with Lender, at Lender's request, to make, execute, and deliver, at Borrower's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

4.2 __**Insurance Payments**__. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Property if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement, and shall then be applied as follows:

4.2.1. Lender shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged only if Borrower has met all the following conditions (a breach of any one of which shall constitute a default under this Security Instrument, the Loan Agreement, the Note, and any Loan Documents): (a) Borrower is not in default under any of the terms, covenants, and conditions of the Loan Documents; (b) all then-existing Leases affected in any way by such damage will continue in full force and effect; (c) Lender is satisfied that the insurance or award proceeds, plus any sums added by Borrower, shall be sufficient to fully restore and rebuild the Mortgaged Property under then current Governmental Requirements; (d) within 60 days after the damage to the Mortgaged Property, Borrower presents to Lender a restoration plan satisfactory to Lender and any local planning department, which includes cost estimates and schedules; (e)construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to Lender within 30 days after receipt by Lender of the restoration plan and thereafter approved by Lender, which plans, specifications, and drawings shall not be substantially modified, changed, or revised without Lender's prior written consent; (f) within 3 months after such damage, Borrower and a licensed contractor satisfactory to Lender enter into a fixed price or guaranteed maximum price contract satisfactory to Lender, providing for complete restoration in accordance with such restoration plan for an amount not to exceed the amount of funds held or to be held by Lender; (g) all restoration of the Improvements so damaged or destroyed shall be made with reasonable promptness and shall be of a value at least equal to the value of the Improvements so damaged or destroyed before such damage or destruction; (h) Lender reasonably determines that there is an identified source (whether from income from the Mortgaged Property, rental loss insurance, or another source) sufficient to pay all debt service and operating expenses of the Mortgaged Property during its restoration as required above; and (i) any and all funds that are made available for restoration and rebuilding under this Section shall be disbursed, at Lender's sole and absolute discretion to Lender, through Lender, or a title insurance or trust company satisfactory to Lender, in accordance with standard construction lending practices, including a reasonable fee payable to Lender from such funds and, if Lender requests, mechanics' lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Borrower, or in any other manner approved by Lender in Lender's sole and absolute discretion; or

4.2.2. If fewer than all conditions (a) through (i) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Lender (a) to the payment or prepayment, with any applicable prepayment premium, of any Indebtedness secured by this Security Instrument in such order as Lender may determine, or (b) to the reimbursement of Borrower's expenses incurred in the rebuilding and restoration of the Mortgaged Property. If Lender elects under this Section to make any funds available to restore the Mortgaged Property, then all of conditions (a) through (i) above shall apply, except for such conditions that Lender, in its sole and absolute discretion, may waive.

4.3 **Material Loss Not Covered.** If any material part of the Mortgaged Property is damaged or destroyed and the loss, measured by the replacement cost of the Improvements according to then current Governmental Requirements, is not adequately covered by insurance proceeds collected or in the process of collection, Borrower shall deposit with Lender, within 30 days after Lender's request, the amount of the loss not so covered.

4.4 **Total Condemnation Payments.** All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Lender and shall be applied first to reimbursement of all Lender's costs and expenses in connection with their recovery, and shall then be applied to the payment of any Indebtedness secured by this Security Instrument in such order as Lender may determine, until the Indebtedness secured by this Security Instrument has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the Indebtedness secured by this Security Instrument shall be paid to Borrower as its interest may then appear.

4.5 **Partial Condemnation Payments.** All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments ("funds") that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a partial condemnation or other partial taking of the Mortgaged Property, unless Borrower and Lender otherwise agree in writing, shall be divided into two portions, one equal to the principal balance of the Note at the time of receipt of such funds and the other equal to the amount by which such funds exceed the principal balance of the Note at the time of receipt of such funds. The first such portion shall be applied to the sums secured by this Security Instrument, whether or not then due, including but not limited to principal, accrued interest, and advances, and in such order or combination as Lender may determine, with the balance of the funds paid to Borrower.

4.6 **Cure of Waiver of Default.** Any application of such amounts or any portion of it to any Indebtedness secured by this Security Instrument shall not be construed to cure or waive any default or notice of default under this Security Instrument or invalidate any act done under any such default or notice.

5. **Taxes and Other Sums Due.** Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Property before they become delinquent; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Security Instrument, or Lender's security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which in Lender's judgment are, or appear to be, prior or superior to the lien of this Security Instrument or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; (d) such other charges as Lender deems reasonable for services rendered by Lender at Borrower's request; and (e) all costs, fees, and expenses incurred by Lender in connection with this Security Instrument, whether or not specified in this Security Instrument.

On Lender's request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding clauses 5(a) through (e), and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this Section, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower's name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender's prior written consent, Borrower shall not allow any lien inferior to the lien of this Security Instrument to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

6. <u>Leases of Mortgaged Property by Borrower</u>. At Lender's request, Borrower shall furnish Lender with executed copies of all Leases of the Mortgaged Property or any portion of it then in force. If Lender so requires, all Leases later entered into by Borrower are subject to Lender's prior review and approval and must be acceptable to Lender in form and content. Each such Lease required to be approved by Lender hereunder, must specifically provide, inter alia, that (a) it is subordinate to the lien of this Security Instrument; (b) the tenant attorns to Lender (and Borrower consents to any such attornment), such attornment to be effective on Lender's acquisition of title to the Mortgaged Property; (c) the tenant agrees to execute such further evidence of attornment as Lender may from time to time request; (d) the tenant's attornment shall not be terminated by foreclosure; and (e) Lender, at Lender's option, may accept or reject such attornment. If Borrower learns that any tenant proposes to do, or is doing, any act that may give rise to any right of setoff against rent, Borrower shall immediately (i) take measures reasonably calculated to prevent the accrual of any such right of setoff; (ii) notify Lender of all measures so taken and of the amount of any setoff claimed by any such tenant; and (iii) within 10 days after the accrual of any right of setoff against rent, reimburse any tenant who has acquired such right, in full, or take other measures that will effectively discharge such setoff and ensure that rents subsequently due shall continue to be payable without claim of setoff or deduction.

At Lender's request, Borrower shall assign to Lender, by written instrument satisfactory to Lender, all Leases of the Mortgaged Property, and all security deposits made by tenants in connection with such Leases. On assignment to Lender of any such Lease, Lender shall succeed to all rights and powers of Borrower with respect to such Lease, and Lender, in Lender's sole and absolute discretion, shall have the right to modify, extend, or terminate such Lease and to execute other further leases with respect to the Mortgaged Property that is the subject of such assigned Lease.

Neither Borrower, tenant nor any other occupant of the Mortgaged Property shall use the Mortgaged Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations; nor shall Borrower, tenant or any other occupant cause the Mortgaged Property to become subject to any use that is not in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations.

If Borrower suspects any tenant or other occupant of the Mortgaged Property is using the Mortgaged Property in a manner that is not in compliance with any Governmental Requirement to which Borrower, tenant, or any other occupant of the Mortgaged Property is subject, Borrower shall immediately take appropriate action to remedy the violation, and shall notify Lender of any potential violation within one (1) day of discovery of any such potential violation. Any potential violation by a tenant or any other occupant of the Mortgaged Property of any Governmental Requirement is an Event of Default under the terms of the Loan Agreement, the Note and this Security Instrument, then Lender, at Lender's option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

7. **Right to Collect and Receive Rents.** Despite any other provision of this Security Instrument, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked on default by Borrower in payment of any Indebtedness secured by this Security Instrument or in the performance of any of the Obligations, and Lender shall have the rights set forth in the laws and regulations where the Mortgaged Property is located regardless of whether declaration of default has been delivered, and without regard to the adequacy of the security for the Indebtedness secured by this Security Instrument. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time, of the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Security Instrument, after execution and delivery of declaration of default and demand for sale as provided in this Security Instrument or during the pendency of trustee's sale proceedings under this Security Instrument or judicial foreclosure, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorneys' Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Security Instrument, in such order as Lender may decide. Nothing in this Security Instrument, nor the exercise of Lender's right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Security Instrument to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an Indebtedness of Borrower to Lender secured by this Security Instrument. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

Borrower expressly understands and agrees that Lender will have no liability to Borrower or any other person for Lender's failure or inability to collect Rents from the Mortgaged Property or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that neither the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Security Instrument shall be deemed to make Lender a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it.

During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower's funds and property, but shall be promptly paid over to Lender.

8. **Assignment of Causes of Action, Awards, and Damages.** All causes of action, and all sums due or payable to Borrower for injury or damage to the Mortgaged Property, or as damages incurred in

connection with the transactions in which the Loan secured by this Security Instrument was made, including, without limitation, causes of action and damages for breach of contract, fraud, concealment, construction defects, or other torts, or compensation for any conveyance in lieu of condemnation, are assigned to Lender, and all proceeds from such causes of action and all such sums shall be paid to Lender for credit against the Indebtedness secured by this Security Instrument. Borrower shall notify Lender immediately on receipt by Borrower of notice that any such sums have become due or payable and, immediately on receipt of any such sums, shall promptly remit such sums to Lender.

After deducting all expenses, including Attorneys' Fees, incurred by Lender in recovering or collecting any sums under this Section, Lender may apply or release the balance of any funds received by it under this Section, or any part of such balance, as it elects. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any cause of action assigned to it under this Section and may make any compromise or settlement in such action whatsoever. Borrower covenants that it shall execute and deliver to Lender such further assignments of any such compensation awards, damages, or causes of action as Lender may request from time to time. If Lender fails or does not elect to prosecute any such action or proceeding and Borrower elects to do so, Borrower may conduct the action or proceeding at its own expense and risk.

9. <u>Defense of Security Instrument; Litigation</u>. Borrower represents and warrants that this Security Instrument creates a first position lien and security interest against the Mortgaged Property. Borrower shall give Lender immediate written notice of any action or proceeding (including, without limitation, any judicial, whether civil, criminal, or probate, or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents. Despite any other provision of this Security Instrument, Borrower agrees that Lender may (but is not obligated to) commence, appear in, prosecute, defend, compromise, and settle, in Lender's or Borrower's name, and as attorney-in-fact for Borrower, and incur necessary costs and expenses, including Attorneys' Fees in so doing, any action or proceeding, whether a civil, criminal, or probate judicial matter, nonjudicial proceeding, arbitration, or other alternative dispute resolution procedure, reasonably necessary to preserve or protect, or affecting or purporting to affect, the Mortgaged Property, this Security Instrument, Lender's security for performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, and that if Lender elects not to do so, Borrower shall commence, appear in, prosecute, and defend any such action or proceeding. Borrower shall pay all costs and expenses of Lender, including costs of evidence of title and Attorneys' Fees, in any such action or proceeding in which Lender may appear or for which legal counsel is sought, whether by virtue of being made a party defendant or otherwise, and whether or not the interest of Lender in the Mortgaged Property is directly questioned in such action or proceeding, including, without limitation, any action for the condemnation or partition of all or any portion of the Mortgaged Property and any action brought by Lender to foreclose this Security Instrument or to enforce any of its terms or provisions.

10. <u>Borrower's Failure to Comply With Security Instrument</u>. If Borrower fails to make any payment or do any act required by this Security Instrument, or if there is any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Agreement, the Note or this Security Instrument, Lender may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such

extent as either deems necessary to preserve or protect the Mortgaged Property, this Security Instrument, or Lender's security for the performance of Borrower's Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, Lender being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorneys' Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

11. Sums Advanced to Bear Interest and to Be Secured by Security Instrument. At Lender's request, Borrower shall immediately pay any sums advanced or paid by Lender under any provision of this Security Instrument or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender shall be added to, and become a part of, the Indebtedness secured by this Security Instrument and bear interest from the date of advancement or payment by Lender at the same rate as provided in the Note, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Security Instrument or the other Loan Documents, shall have the same priority to which the Security Instrument otherwise would be entitled as of the date this Security Instrument is executed and recorded, without regard to the fact that any such future advances may occur after this Security Instrument is executed, and shall conclusively be deemed to be mandatory advances required to preserve and protect this Security Instrument and Lender's security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Security Instrument to the same extent and with the same priority as the principal and interest payable under the Note.

12. Inspection of Mortgaged Property. In addition to any rights Lender may have under the laws and regulations where the Mortgaged Property is located, Lender may make, or authorize other persons, including, but not limited to, appraisers and prospective purchasers at any foreclosure sale commenced by Lender, to enter on or inspect the Mortgaged Property at reasonable times and for reasonable durations. Borrower shall permit all such entries and inspections to be made as long as Lender has given Borrower written notice of such inspection at least 24 hours before the entry and inspection.

13. Uniform Commercial Code Security Agreement. This Security Instrument is intended to be and shall constitute a security agreement under the Uniform Commercial Code for any of the Personalty specified as part of the Mortgaged Property that, under Governmental Requirements, may be subject to a security interest under the Uniform Commercial Code, and Borrower grants to Lender a security interest in those items. Borrower authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Borrower's signature if permitted by law. Borrower agrees that Lender may file this Security Instrument, or a copy of it, in the real estate records or other appropriate index or in the Office of the Secretary of State and such other states as the Lender may elect, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this Security Instrument or executed duplicate original of this Security Instrument, or a copy certified by a County Recorder in the state where the Mortgaged Property is located, or of any other security agreement or financing statement, shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, at Lender's request, any UCC financing statements, as well as any extensions, renewals, and amendments, and copies of this Security Instrument in such form as Lender may require to perfect a security interest with respect to the Personalty. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases of such statements, and shall pay all reasonable costs and expenses of any record searches for financing statements that Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the items, including any replacements and additions.

On any Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in the Non-Uniform Covenants section of this Security Instrument as to such items. In exercising any of these remedies, Lender may proceed against the items of Mortgaged Property and any items of Personalty separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial Code or of the remedies provided in the Non-Uniform Covenants section of this Security Instrument.

14. **Fixture Filing.** This Security Instrument constitutes a financing statement filed as a fixture filing under Uniform Commercial Code, as amended or recodified from time to time, covering any portion of the Mortgaged Property that now is or later may become a fixture attached to the Mortgaged Property or to any Improvement. The addresses of Borrower ("Debtor") and Lender ("Secured Party") are set forth on the first page of this Security Instrument.

15. **Waiver of Statute of Limitations.** Borrower waives the right to assert any statute of limitations as a defense to the Loan Documents and the Obligations secured by this Security Instrument, to the fullest extent permitted by Governmental Requirements.

16. **Default.** Any Event of Default, as defined in the Loan Agreement, shall constitute an "Event of Default" as that term is used in this Security Instrument (and the term "Default" shall mean any event which, with any required lapse of time or notice, may constitute an Event of Default, whether or not any such requirement for notice or lapse of time has been satisfied).

17. **Acceleration on Transfer or Encumbrance.**

17.1 **Acceleration on Transfer or Encumbrance of Mortgaged Property.** If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance), transfers possession, or alienates all or any portion of the Mortgaged Property, or any of Borrower's interest in the Mortgaged Property, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; or if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, then Lender, at Lender's option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

17.2 **Replacement Personalty.** Notwithstanding anything to the contrary herein, Borrower may from time to time replace Personalty constituting a part of the Mortgaged Property, as long as (a) the replacements for such Personalty are of equivalent value and quality; (b) Borrower has good and clear title to such replacement Personalty free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors, or any other third parties in or to such replacement Personalty have been expressly subordinated to the lien of the Security Instrument in a manner satisfactory to Lender and at no cost to Lender; and (c) at Lender's option, Borrower provides at no cost to Lender satisfactory evidence that the Security Instrument constitutes a valid and subsisting lien on and security interest in such replacement Personalty of the same priority as this Security Instrument has on the Mortgaged Property and is not subject to being subordinated or its priority affected under any Governmental Requirements.

17.3 Junior Liens. If Lender consents in writing, which consent may not be unreasonably withheld, the due-on-encumbrance prohibition shall not apply to a junior voluntary deed of trust or mortgage lien in favor of another lender encumbering the Mortgaged Property (the principal balance of any such junior encumbrance shall be added to the principal balance of the Indebtedness for purposes of determining compliance with the financial covenants of the Loan Agreement and the Note). Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with such encumbrance. Should Borrower fail to obtain Lender's express written consent to any junior voluntary lien, then Lender, at Lender's option, may, without prior notice and subject to Applicable Law, declare all sums secured by this Security Instrument, regardless of any their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

18. Waiver of Marshaling. Despite the existence of interests in the Mortgaged Property other than that created by this Security Instrument, and despite any other provision of this Security Instrument, if Borrower defaults in paying the Indebtedness or in performing any Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Mortgaged Property will be subjected to the remedies provided in this Security Instrument and to establish the order in which all or any part of the Indebtedness secured by this Security Instrument is satisfied from the proceeds realized on the exercise of the remedies provided in this Security Instrument. Borrower and any person who now has or later acquires any interest in the Mortgaged Property with actual or constructive notice of this Security Instrument waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Security Instrument or otherwise provided by Governmental Requirements.

19. Consents and Modifications; Borrower and Lien Not Released. Despite Borrower's default in the payment of any Indebtedness secured by this Security Instrument or in the performance of any Obligations under this Security Instrument or Borrower's breach of any obligation, covenant, or agreement in the Loan Documents, Lender, at Lender's option, without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower's Obligations under the Loan Documents, or any holder or claimant of a lien or interest in the Mortgaged Property that is junior to the lien of this Security Instrument, and without incurring liability to Borrower or any other person by so doing, may from time to time (a) extend the time for payment of all or any portion of Borrower's Indebtedness under the Loan Documents; (b) accept a renewal note or notes, or release any person from liability, for all or any portion of such Indebtedness; (c) agree with Borrower to modify the terms and conditions of payment under the Loan Documents; (d) reduce the amount of the monthly installments due under the Note; (e) reconvey or release other or additional security for the repayment of Borrower's Indebtedness under the Loan Documents; (f) approve the preparation or filing of any map or plat with respect to the Mortgaged Property; (g) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument; and (h) agree with Borrower to modify the term, the rate of interest, or the period of amortization of the Note or alter the amount of the monthly installments payable under the Note. No action taken by Lender under this Section shall be effective unless it is in writing, subscribed by Lender, and, except as expressly stated in such writing, no such action will impair or affect (i) Borrower's obligation to pay the Indebtedness secured by this Security Instrument and to observe all Obligations of Borrower contained in the Loan Documents; (ii) the guaranty of any Person of the payment of the Indebtedness secured by this Security Instrument; or (iii) the lien or priority of the lien of this Security Instrument. At Lender's request, Borrower shall promptly pay Lender a reasonable service charge, together with all insurance premiums and Attorneys' Fees as Lender may have advanced, for any action taken by Lender under this Section.

Whenever Lender's consent or approval is specified as a condition of any provision of this Security Instrument, such consent or approval shall not be effective unless such consent or approval is in writing, signed by two authorized officers of Lender.

20. Future Advances. On request by Borrower, Lender, at Lender's option, may make future advances to Borrower. All such future advances, with interest, shall be added to and become a part of the Indebtedness secured by this Security Instrument when evidenced by promissory notes reciting that such note(s) are secured by this Security Instrument.

21. Prepayment. If the Loan Documents provide for a fee or charge as consideration for the acceptance of prepayment of principal, Borrower agrees to pay said fee or charge if the Indebtedness or any part of it shall be paid, whether voluntarily or involuntarily, before the due date stated in the Note, even if Borrower has defaulted in payment or in the performance of any agreement under the Loan Documents and Lender has declared all sums secured by this Security Instrument immediately due and payable.

22. Governing Law; Consent to Jurisdiction and Venue. This Security Instrument is made by Lender and accepted by Borrower in the State of California except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Mortgaged Property under the Loan Documents shall be governed by and construed according to the laws of the state in which the Mortgaged Property is situated. To the fullest extent permitted by the law of the state in which the Mortgaged Property is situated, the law of the State of California shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender's rights with respect to such security interest created in the state in which the Mortgaged Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender's rights against the Mortgaged Property, shall be Los Angeles County, California, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER'S INITIALS: ____

23. Taxation of Security Instrument. In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien on it, or imposing on Lender the payment of all or part of the taxes, charges, or assessments previously paid by Borrower under this Security Instrument, or changing the law relating to the taxation of mortgages, debts secured by mortgages, or Lender's interest in the Mortgaged Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender for them; provided, however, that if in the opinion of Lender's counsel such payment cannot lawfully be made by Borrower, then Lender may, at Lender's option, declare all sums secured by this Security Instrument to be immediately due and payable without notice to Borrower. Lender may invoke any remedies permitted by this Security Instrument.

24. Mechanic's Liens. Borrower shall pay from time to time when due, all lawful claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part of it, or on the Rents arising therefrom, and in general shall do or cause to be done everything necessary so that the lien and security interest of this Security Instrument shall be fully preserved, at Borrower's expense, without expense to Lender; provided, however, that if Governmental Requirements empower Borrower to discharge of record any mechanic's, laborer's, materialman's, or other lien against the Mortgaged Property by the posting of a bond or other security,

Borrower shall not have to make such payment if Borrower posts such bond or other security on the earlier of (a) 10 days after the filing or recording of same or (b) within the time prescribed by law, so as not to place the Mortgaged Property in jeopardy of a lien or forfeiture.

25. **Liability for Acts or Omissions.** Lender shall not be liable or responsible for its acts or omissions under this Security Instrument, except for Lender's own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorney, or employee of Lender, if selected with reasonable care.

26. **Notices.** Except for any notice required by Governmental Requirements to be given in another manner, any notice required to be provided in this Security Instrument shall be given in accordance with the Loan Agreement.

27. **Statement of Obligations.** Except as otherwise provided by Governmental Requirements, at Lender's request, Borrower shall promptly pay to Lender such fee as may then be provided by law as the maximum charge for each statement of obligations, Lender's statement, Lender's demand, payoff statement, or other statement on the condition of, or balance owed, under the Note or secured by this Security Instrument.

28. **Remedies Are Cumulative.** Each remedy in this Security Instrument is separate and distinct and is cumulative to all other rights and remedies provided by this Security Instrument or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

29. **Obligations of Borrower Joint and Several.** If more than one Person is named as Borrower, each obligation of Borrower under this Security Instrument shall be the joint and several obligations of each such Person.

30. **Delegation of Authority.** Whenever this Security Instrument provides that Borrower authorizes and appoints Lender as Borrower's attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

31. **Funds for Taxes and Insurance.** If Borrower is in default under this Security Instrument or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the obligations of Borrower under the Note and this Security Instrument as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Obligations under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Security Instrument in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Security Instrument or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section

is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section. Notwithstanding the preceding, Borrower and Lender may agree to impounds of taxes and insurance which impounds shall be identified in the Note.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under this Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by this Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Security Instrument.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns this Security Instrument, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Security Instrument for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

32. General Provisions.

32.1 Successors and Assigns. This Security Instrument is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Security Instrument. The terms of this Security Instrument shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Security Instrument cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Security Instrument, and may sell or assign participations or other interests in all or any part of this Security Instrument, all without notice to or the consent of Borrower.

32.2 Meaning of Certain Terms. As used in this Security Instrument and unless the context otherwise provides, the words "herein," "hereunder" and "hereof" mean and include this Security Instrument as a whole, rather than any particular provision of it.

32.3 Authorized Agents. In exercising any right or remedy, or taking any action provided in this Security Instrument, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

32.4 Gender and Number. Wherever the context so requires in this Security Instrument, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

32.5 Captions. Captions and section headings used in this Security Instrument are for convenience of reference only, are not a part of this Security Instrument, and shall not be used in construing it.

33. Dispute Resolution: Waiver of Right to Jury Trial.

33.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

33.2 WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY

GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER'S INITIALS: ___

33.3 PROVISIONAL REMEDIES; FORECLOSURE AND INJUNCTIVE RELIEF. Nothing in the Section above, shall be deemed to apply to or limit the right of Lender to: (a) exercise self-help remedies, (b) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) pursue rights against Borrower or any other party in a third party proceeding in any action brought against Lender (including, but not limited to, actions in bankruptcy court). Lender may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during, or after the pendency of any proceeding referred to in the Section above. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Borrower, Lender or any other party, including, but not limited to, the claimant in any such action, to require submission of the dispute, claim or controversy occasioning resort to such remedies to any proceeding referred to in the Section above.

33.4 Contractual Right to Appoint a Receiver Upon Default. Upon an Event of Default under this Security Instrument or a breach of any clause of any agreement signed in connection with the loan to Borrower, Borrower agrees that Lender may appoint a receiver to control the Mortgaged Property within seven (7) days of any default. Borrower agrees to cooperate with the receiver and turn over all control to said receiver and otherwise cooperate with the receiver appointed by Lender.

33.5 Loan Agreement. This Security Instrument is subject to the provisions of the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Security Instrument, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

34. Condominium and Planned Unit Developments. If any of the Mortgaged Property includes a unit or units in, together with an undivided interest in the common elements of, a condominium project (the "Condominium Project") or a Planned Unit Development ("PUD"), the following additional requirements shall be in place.

34.1 Additional Security. If the owners association or other entity which acts for the Condominium Project and/or PUD (the "Owners Association") holds title to property for the benefit or use of its members or shareholders, the Mortgaged Property also includes Borrower's interest in the Owners Association and the uses, proceeds and benefits of Borrower's interest.

34.2 Obligations. Borrower shall perform all of Borrower's obligations under the Condominium Project's and/or PUD Constituent Documents. The "Constituent Documents" are the: (1) condominium declaration and/or any other document which creates the Condominium Project and or planned unit development; (2) any by-laws; (3) any code or regulations; and (4) other equivalent documents. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

34.3 Owners Association Policy Proceeds. If the Owners Association maintains a "master" or "blanket" policy on the Condominium Project or PUD and an event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Mortgaged Property, whether to the unit or

to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to Lender for application to the sums secured by this Mortgage, with any excess paid to Borrower.

34.4 **Owners Association Liability Coverage**. Borrower shall take such actions as may be reasonable to insure that the Owners Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

34.5 **Consent of Lender**. Borrower shall not, except after notice to Lender and with Lender's prior written consent, either partition or subdivide the Mortgaged Property or consent to:

34.5.1. the abandonment and/or termination of the Condominium Project or PUD, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of taking by condemnation or eminent domain;

34.5.2. any amendment to any provision of the Constituent Documents if the provision is for the express benefit of Lender;

34.5.3. termination of professional management and assumption of self-management of the Owners Association; or

34.5.4. any action which would have the effect of rendering the any insurance coverage maintained by the Owners Association unacceptable to Lender.

NON-UNIFORM COVENANTS.

Notwithstanding anything to the contrary elsewhere in this Security Instrument, Borrower and Lender further covenant and agree as follows:

35. **Acceleration; Remedies.** Upon the occurrence of an Event of Default, Lender may, without notice to Borrower, declare all sums secured by this Security Instrument immediately due and payable and may commence proceedings to collect such sums, foreclose this Security Instrument and sell the Mortgaged Property. At the foreclosure Lender shall be entitled to bid and to purchase the Mortgaged Property and shall be entitled to apply the debt secured hereby, or any portion thereof, in payment for the Mortgaged Property. The remedies provided to Lender in this Section shall be in addition to and not in lieu of any other rights and remedies provided in this Security Instrument or by law, all of which rights and remedies may be exercised by Lender simultaneously or consecutively in any order without being deemed to have waived any right or remedy previously or not yet exercised. All remedies provided in this Security Instrument to Lender are cumulative to any other right or remedy under this Security Instrument or afforded by law or equity, and may be exercised concurrently, independently or successively and any costs, expenses or monetary rights (including rights of the Lender to Attorneys' Fees) associated with the exercise of such remedy or remedies shall be secured by this Security Instrument in addition to all other obligations herein provided for. Lender may, in its sole and absolute discretion, from time to time waive or forbear from enforcing any provision of this Security Instrument, and no such waiver or forbearance shall be deemed a waiver by Lender of any other right or remedy provided herein or by law or be deemed a waiver of the right at any later time to enforce strictly all provisions of this Security Instrument and to exercise any and all remedies provided herein and by law.

35.1 Waiver by Borrower. BORROWER UNDERSTANDS THAT UPON DEFAULT HEREUNDER, AMONG OTHER REMEDIES SET OUT HEREIN AND IN THE NOTE, THE LENDER MAY FORECLOSE UPON THE MORTGAGED PROPERTY AND ASK FOR A DEFICIENCY JUDGMENT PURSUANT TO SECTION 29-3-660, SOUTH CAROLINA CODE OF LAWS (1976).

36. **Waiver of Stay, Extension and Redemption Laws**. Borrower agrees to the full extent permitted by law that in case of a default on its part hereunder, neither Borrower nor anyone claiming through to under it shall or will set up, claim or seek to take advantage of any stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Instrument, or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers threat, and Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Lender or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. In the event this Security Instrument is foreclosed, Borrower also waives, to the extent such waiver may be enforceable at the time of foreclosure, any right to have the Mortgaged Property appraised after foreclosure for the purpose of reducing a deficiency judgment.

37. **Release.** Upon payment of all sums secured by this Security Instrument, Lender shall release this Security Instrument. Borrower shall pay any recordation costs unless South Carolina law provides otherwise. Lender may charge Borrower a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under South Carolina law.

38. **Contractual Right to Apply for Appointment of a Receiver Upon Default**. Upon an Event of Default under this Security Instrument or a breach of any clause of any agreement signed in connection with the loan to Borrower, Borrower agrees that Lender may immediately apply for the appointment of a receiver of the rents, income and profits from said Mortgaged Property, without notice. Lender shall be entitled to the appointment of such receiver as a matter or right, without consideration to the value of the Mortgaged Property as security for the amounts due or the solvency of any person or persons liable for the payment of such amounts. Borrower agrees to cooperate with the receiver and turn over all control to said receiver. Borrower waives any right it may have to post a bond (further described in Chapter 65 of Title 15 of the South Carolina Code of Laws) upon Lender's application for a receiver.

39. **Assignment of Rents.** This assignment of Rents is to be effective to create a present security interest and collateral assignment in existing and future Rents of the Mortgaged Property under the Uniform Commercial Code – Secured Transactions as adopted by the State of South Carolina.

40. **Maximum Advances.** Any advances shall not exceed two times the original principal amount of the Note. Any advances made by Lender for Impositions shall be deemed an advance with priority pursuant to South Carolina Code Ann. § 29-3-40.

41. **Secondary Financing Prohibited.** Borrower may not pledge or encumber the Mortgaged Property without first obtaining Lender's prior written consent.

41.1 **Waiver of Right of Offset.** No portion of the Indebtedness secured by this Security Instrument shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender. Borrower hereby waives, to the fullest extent permitted by Governmental Requirements, the benefits of any rights to offset under South Carolina law.

42. **Waiver of Appraisal.** Borrower acknowledges that, prior to the transaction evidenced by the Note and this Instrument, Borrower was notified in writing that the "Waiver of Appraisal" provision set forth on the signature page of this Security Instrument would be required, and Borrower does hereby ratify and agree to said provision, all in accordance with the requirements of South Carolina Code Ann. § 29-3-680(B).

43. **Homestead Waiver.** Borrower waives all rights of homestead exemption in the Mortgaged Property to the extent allowed by South Carolina Law.

44. **Attached Exhibits.** The following Exhibits are attached to this Instrument:

[X]	Exhibit A	Legal Description of Property
[X]	Exhibit B	Waiver of Appraisal Rights

IN WITNESS WHEREOF, Borrower has executed and delivered this Security Instrument as of the date first written above.

[SIGNATURE ON FOLLOWING PAGE]

WAIVER OF APPRAISAL. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the Mortgaged Property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS, WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

BORROWER:

2EM ST ANDREWS RD SC, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

BY: ELEVATE.MONEY REIT I, INC., A MARYLAND CORPORATION, ITS SOLE MEMBER

By: Harold C. Hofer
Harold C. Hofer, President

Ian Greene
Witness #1 signs here
Print Name: IAN GREENE

David A. Perduk
Witness #2 signs here
Print Name: DAVID A. PERDUK

State of California   ACKNOWLEDGEMENT

County of Orange

I, the undersigned notary public for the State of ~~South Carolina,~~ California do hereby certify that Harold C. Hofer, the ——— of ——— personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the above named party. The person providing the acknowledgement is either known to me or has provided satisfactory evidence of identification to be the person whose name is subscribed to the foregoing instrument.

Witness my hand and official seal this the 21st day of July, 2022

[signature]

Notary Public for California

(AFFIX NOTARY SEAL)

Print notary name: Lan Greene

My Commission Expires: 07.02.25

LAN GREENE
COMM. #2361994
NOTARY PUBLIC-CALIFORNIA
ORANGE COUNTY
Comm. Exp. July 2, 2025

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF California)SS
COUNTY OF **ORANGE**)

On **JULY 21, 2022** before me, **LAN GREENE**, Notary Public, personally appeared **HAROLD C. HOFER**

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she~~/~~they~~ executed the same in his/~~her~~/~~their~~ authorized capacity(ies), and that by his/~~her~~/~~their~~ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]

LAN GREENE
COMM. #2361994
NOTARY PUBLIC-CALIFORNIA
ORANGE COUNTY
Comm. Exp. July 2, 2025

This area for official notarial seal.

OPTIONAL SECTION - NOT PART OF NOTARY ACKNOWLEDGEMENT
CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

- ☐ INDIVIDUAL
- ☐ CORPORATE OFFICER(S) TITLE(S)
- ☐ PARTNER(S) ☐ LIMITED ☐ GENERAL
- ☐ ATTORNEY-IN-FACT
- ☐ TRUSTEE(S)
- ☐ GUARDIAN/CONSERVATOR
- ☐ OTHER

SIGNER IS REPRESENTING:

Name of Person or Entity Name of Person or Entity

OPTIONAL SECTION - NOT PART OF NOTARY ACKNOWLEDGEMENT

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT: MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING, AND SECURITY AGREEMENT

NUMBER OF PAGES ________ DATE OF DOCUMENT JULY 21, 2022

SIGNER(S) OTHER THAN NAMED ABOVE ________

EXHIBIT "A"
LEGAL PROPERTY DESCRIPTION

EXHIBIT "B"
WAIVER OF APPRAISAL RIGHTS

WAIVER OF APPRAISAL. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS, WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

BORROWER:

2EM ST ANDREWS RD SC, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

BY: ELEVATE.MONEY REIT I, INC., A MARYLAND CORPORATION, ITS SOLE MEMBER

By: ______________________
Harold C. Hofer, President

Exhibit "A"

Legal Description

Real property in the City of Columbia, County of Lexington, State of South Carolina, described as follows:

PARCEL 1

ALL THAT CERTAIN LOT, PARCEL OR TRACT OF LAND LYING, SITUATE AND BEING NEAR THE CITY OF COLUMBIA, COUNTY OF LEXINGTON, STATE OF SOUTH CAROLINA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTH RIGHT OF WAY LINE OF ST. ANDREWS ROAD WITH THE SOUTHWEST RIGHT OF WAY LINE OF ASHLAND ROAD, SOUTH CAROLINA HIGHWAY S-946, MARKED BY AN IRON PIN; THENCE SOUTH 40° 02' 30" EAST ALONG THE SOUTHWEST RIGHT OF WAY LINE OF ASHLAND ROAD, A DISTANCE OF 64.60' TO A POINT MARKED BY AN IRON PIN; THENCE THRU AN INTERIOR ANGLE OF 130° 16' 30", SOUTH 9° 41' WEST ALONG THE WEST RIGHT OF WAY LINE OF ASHLAND ROAD A DISTANCE OF 89.50' TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 3° 07' 16" AND A RADIUS OF 1112.916' MARKED BY AN IRON PIN; THENCE IN A SOUTHERLY DIRECTION ALONG THE ARC OF SAID CURVE A DISTANCE OF 60.65' TO A POINT MARKED BY AN IRON PIN; THENCE NORTH 89° 46' WEST, ALONG A LINE PARALLEL TO THE SOUTH RIGHT OF WAY LINE OF ST. ANDREWS ROAD A DISTANCE OF 199.39' TO A POINT MARKED BY AN IRON PIN; THENCE THRU AN INTERIOR ANGLE OF 80° 33', NORTH 9° 41' EAST ALONG A LINE PARALLEL TO THE WEST RIGHT OF WAY LINE OF ASHLAND ROAD A DISTANCE OF 200.00' TO A POINT ON THE SOUTH RIGHT OF WAY LINE OF ST. ANDREWS ROAD MARKED BY AN IRON PIN; THENCE THRU AN INTERIOR ANGLE OF 99° 27', SOUTH 89° 46' EAST ALONG THE SOUTH RIGHT OF WAY LINE OF ST. ANDREWS ROAD A DISTANCE OF 150.00' TO THE POINT OF BEGINNING, AND BEING MORE FULLY SHOWN AND DELINEATED ON A PLAT OF 0.877 ACRE OF THE LANDS OF W. H. JAMES PREPARED FOR MOBIL OIL CORPORATION BY HOLM, TAIT & ASSOCIATES, CONSULTING ENGINEERS, DATED AUGUST 14, 1970 AND RECORDED FEBRUARY 12,1971 IN PLAT BOOK 109-G AT PAGE 241 IN THE OFFICE OF THE RMC FOR LEXINGTON COUNTY.

THE ABOVE DESCRIBED PARCEL CONTAINS 0.877 ACRE (38,203,301 SQUARE FEET), HAS AN ERROR OF CLOSURE OF 1/254, 710 AND IS BOUNDED AS A WHOLE AS FOLLOWS: ON THE NORTH BY ST. ANDREWS ROAD; ON THE EAST BY ASHLAND ROAD, SOUTH CAROLINA HIGHWAY S-946; AND ON THE SOUTH AND WEST BY LANDS NOW OR FORMER OF W. H. JAMES.

LESS THE FOLLOWING TAKEN BY CONDEMNATION BY THE SOUTH CAROLINA STATE HIGHWAY DEPARTMENT BY WAY OF NOTICED OF CONDEMNATION DATED MAY 4, 1979.

ALL THAT PARCEL OR STRIP OF LAND, WITH THE IMPROVEMENTS THEREON, IF ANY, WITHIN 40 FEET OF THE SURVEY CENTERLINE, ON THE RIGHT BETWEEN APPROXIMATE SURVEY STATIONS 60+71.5 AND 62+76.5 AND BEING BOUND ON THE NORTH BY ROAD S-36; EAST BY THE PRESENT RIGHT OF WAY OF ROAD S-946; SOUTH BY OTHER LANDS OF THE MOBIL OIL CORPORATION AND ON THE WEST BY LANDS NOW OR FORMERLY OF DOUBLE CHECK CORP.

ALSO, ALL THAT PARCEL OR STRIP OF LAND, WITH THE IMPROVEMENTS THEREON, IF ANY, WITHIN 36 FEET OF THE SURVEY CENTERLINE, ON THE LEFT, BETWEEN APPROXIMATE SURVEY STATIONS 20+73 AND 21+60, BOUNDED ON THE NORTH BY ROAD S-36; EAST BY ROAD S-946; SOUTH BY LANDS NOW OR FORMERLY OF CAE REALTY INC. AND WEST BY OTHER LANDS OF THE MOBIL OIL CORPORATION (ROAD S-946 SURVEY).

APN: 003697-01-001

Derivation: Deed of Pops Mart Fuels, LLC to 2 EM St Andrews Rd SC, LLC recording concurrently herewith in the Lexington County Register of Deeds.